Exhibit 4.2

Execution Version

SYSCO CORPORATION

AND SYSCO HOLDINGS CORPORATION,

as Issuers,

THE GUARANTORS NAMED HEREIN,

as Guarantors,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 25, 2026

to

INDENTURE

Dated as of September 25, 2026

Relating to

C$750,000,000 4.250% Senior Notes due 2030

C$750,000,000 4.800% Senior Notes due 2034

TABLE OF CONTENTS

i

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of September 25, 2026 (this “First Supplemental Indenture”), among SYSCO CORPORATION, a Delaware corporation (“Sysco Corporation”), SYSCO HOLDINGS CORPORATION, a Delaware corporation (“Sysco Holdings” and, together with Sysco Corporation, the “Issuers,” and each, an “Issuer”), the INITIAL GUARANTORS named on Schedule I hereto and any other Subsidiary that provides a guarantee (each, a “Guarantor,” and collectively, the “Guarantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Issuers and the guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture, dated as of September 25, 2026 (the “Base Indenture” and, together with this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of their notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, on the date hereof, the Issuers desire to provide for the establishment of two series of notes to be known, respectively, as the 4.250% Senior Notes due 2030 (the “2030 Notes”) and the 4.800% Senior Notes due 2034 (the “2034 Notes” and, together with the 2030 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and herein;

WHEREAS, the Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis by each of the Guarantors for the benefit of the Holders of the Notes;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this First Supplemental Indenture have been met; and

WHEREAS, each Issuer and each Guarantor has requested and hereby requests that the Trustee join with it in the execution and delivery of this First Supplemental Indenture, and all acts and requirements necessary to make this First Supplemental Indenture a legal, valid and binding agreement of the parties, in accordance with its terms, and a valid supplement to, the Base Indenture with respect to the Notes have been done and performed.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article One

Definitions and Other Provisions of General Application

Section 1.01        References. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. References in this First Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this First Supplemental Indenture unless otherwise specified.

Section 1.02        Definitions. For purposes of this First Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“2030 Notes” has the meaning specified in the Recitals.

“2034 Notes” has the meaning specified in the Recitals.

“Additional Amounts” has the meaning provided in Section 4.02.

“Additional Notes” means any additional Notes of a series that may be issued from time to time pursuant to Section 2.01(b).

“Applicable Canada Yield Spread” means, with respect to a series of Notes, the number of basis points set forth under the heading “Applicable Canada Yield Spread” opposite such series in the table in Section 3.01.

“Base Indenture” has the meaning provided in the Recitals.

“Below Investment Grade Ratings Event” means, with respect to a series of the Notes, that on any day during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Parent Entity of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), the Notes of such series cease to be rated Investment Grade by at least two of the three Rating Agencies. Unless at least two of the three Rating Agencies are providing a rating for the Notes of such series at the commencement of any Trigger Period, the Notes of such series will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York, New York, United States or in Toronto, Ontario, Canada.

“Canada Yield Price” means, with respect to the Notes of any series to be redeemed, the price, in respect of the principal amount of such Notes, calculated by the Issuers as of the third Business Day prior to the Redemption Date, equal to the sum of the present values of the Remaining Scheduled Payments of interest (not including any portion of the payments of interest accrued as of the Redemption Date) and principal on such Notes to be redeemed from the Redemption Date to the applicable Par Call Date (assuming that such Notes matured on the applicable Par Call Date), using as a discount rate the sum of the Government of Canada Yield on such Business Day plus the Applicable Canada Yield Spread.

“Change of Control” means the occurrence of any of the following:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Parent Entity or one of its subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Parent Entity’s Voting Stock (as defined below) or other Voting Stock into which the Parent Entity’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(2) the Parent Entity consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Entity, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Entity or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent Entity outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(3) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Parent Entity’s consolidated assets, including the assets of the Parent Entity’s subsidiaries, taken as a whole, to one or more Persons (other than the Parent Entity or one of its subsidiaries);

(4) the first day on which a majority of the members of the Parent Entity’s Board of Directors is composed of members who are not Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Parent Entity.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent Entity becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent Entity’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. For the avoidance of doubt, the JRD Acquisition Transactions shall not constitute a “Change of Control” for purposes of the Indenture.

“Change of Control Offer” has the meaning provided in Section 4.01(a).

“Change of Control Payment Date” has the meaning provided in Section 4.01(a).

“Change of Control Purchase Price” has the meaning provided in Section 4.01(a).

“Change of Control Repurchase Event” means with respect to a series of the Notes, the occurrence of both a Change of Control and a Below Investment Grade Ratings Event for the Notes of such series. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of the Parent Entity’s Board of Directors who (1) was a member of the Parent Entity’s Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to the Parent Entity’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Parent Entity’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Parent Entity’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Depositary” has the meaning provided in Section 2.03(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Supplemental Indenture” has the meaning provided in the Preamble.

“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Communications, Inc., and its successors.

“Government of Canada Yield” means, on any date and with respect to any series of Notes, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Issuers assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term of such series of Notes to be redeemed to the applicable Par Call Date.

“Guarantor” has the meaning provided in the Preamble.

“Indenture” has the meaning provided in the Recitals.

“Initial Notes” means the aggregate principal amount of each series of Notes issued on the date hereof, as specified in Section 2.01.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Investment Grade” means a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or higher by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or higher by Fitch (or its equivalent under any successor rating categories of Fitch).

“JRD Acquisition Transactions” means the mergers and the other transactions contemplated under the Merger Agreement.

“Market Exchange Rate” means, with respect to the conversion of Canadian dollars into U.S. dollars on any date, the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/Canadian dollar exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate determined by the Issuers in their sole discretion on the basis of the most recently available market U.S. dollar/Canadian dollar exchange rate.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 30, 2026, as may be amended from time to time, by and among Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings, Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings, Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings, JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company, and Ki Atlantic Holdings Limited (as holder representative).

“Moody’s” means Moody’s Ratings, Inc., a subsidiary of Moody’s Corporation and its successors.

“Notes” has the meaning provided in the Recitals. For the avoidance of doubt, “Notes” shall include any Additional Notes.

“Par Call Date” means, with respect to each series of Notes, the date set forth under the heading “Par Call Date” opposite such series in the table in Section 3.01.

“Parent Entity” means (a) before the JRD Acquisition Transactions, Sysco Corporation, and (b) from and after the JRD Acquisition Transactions, Sysco Holdings.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, the Parent Entity may appoint a replacement for such Rating Agency that is a nationally recognized statistical rating agency.

“Remaining Scheduled Payments” means, with respect to any Note of any series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption if such Note matures on the applicable Par Call Date; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such Redemption Date.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Special Mandatory Redemption Date” means any Business Day that is no later than the 10th Business Day following the date of any Special Mandatory Redemption Event, which will be specified in the notice of special mandatory redemption sent to Holders of the Notes.

“Special Mandatory Redemption Event” means the earliest to occur of: (i) the consummation of the JRD Acquisition Transactions does not occur on or prior to (a) March 30, 2028 or (b) any later date as the parties to the Merger Agreement may agree, (ii) Sysco Corporation notifies the Trustee in writing that the Merger Agreement has terminated in accordance with its terms prior to the consummation of the JRD Acquisition Transactions or (iii) Sysco Corporation notifies the Trustee in writing and publicly announces that Sysco Corporation will not pursue the consummation of the JRD Acquisition Transactions.

“Special Mandatory Redemption Price” means a price equal to 101% of the aggregate principal amount of each series of the Notes being redeemed on the Special Mandatory Redemption Date, plus accrued and unpaid interest on the principal amount of such Notes to, but excluding, the Special Mandatory Redemption Date.

“Trustee” has the meaning provided in the Preamble.

“United States person” means (i) any individual who is a citizen or resident of the United States of America (the “United States”) for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Article Two

General Terms and Conditions of the Notes

Section 2.01               Designation and Principal Amount.

(a)               There are hereby authorized and designated two series of Notes: the 4.250% Senior Notes due 2030 and the 4.800% Senior Notes due 2034. Each series of the Notes may be authenticated and delivered under the Indenture in an unlimited aggregate principal amount. The 2030 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of C$750,000,000. The 2034 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of C$750,000,000. In the case of each series of Notes, the amount shall be set forth in the written order of the Issuers for the authentication and delivery of the Notes pursuant to Section 301 of the Base Indenture. The Notes will be senior unsecured obligations of the Issuers and will rank equally in right of payment with all of the Issuers’ other existing and future senior unsecured indebtedness from time to time outstanding.

(b)               The Issuers may from time to time, without notice to or the consent of the Holders of any series of the Notes, create and issue Additional Notes of any series ranking equally and ratably with such series of Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of such Additional Notes; provided that if such Additional Notes are not fungible for U.S. federal income tax purposes with the Notes of the applicable series, such Additional Notes will have a different “CUSIP”, “ISIN” and/or any other identifying number. Such Additional Notes will have the same terms as to status, redemption or otherwise as the applicable series of Notes, and will vote together as one class on all matters with respect to such series of Notes.

Section 2.02        Maturity(a). Unless an earlier redemption has occurred, the principal amount of the 2030 Notes shall mature and be due and payable, together with any accrued and unpaid interest thereon, on October 3, 2030 and the principal amount of the 2034 Notes shall mature and be due and payable, together with any accrued and unpaid interest thereon, on October 3, 2034. If the maturity date of any series of the Notes falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for such Notes then due will be paid on the next Business Day. No interest on that payment will accrue from and after the maturity date.

Section 2.03               Form and Payment.

(a)               The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A and Exhibit B, which forms are hereby incorporated in and made a part of this First Supplemental Indenture.

(b)               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture, and the Issuers and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c)               Payments of principal, premium, if any, and/or interest, if any, on the global notes representing each series of the Notes shall be made by the Issuers through the Paying Agent to CDS Clearing and Depository Services Inc. (together with any successor thereto, the “Depositary”) no later than 11:00 a.m. (New York time) on the date such payment is due, and the Depositary will, in turn, distribute such payments to its participants in accordance with its rules and procedures. Computershare Advantage Trust of Canada will initially act as the Paying Agent, Security Registrar, transfer agent and Authenticating Agent for the Notes.

(d)               The global notes representing each series of the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

(e)               Additional provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this First Supplemental Indenture are set forth in Appendix A, which is hereby incorporated in and made a part of this First Supplemental Indenture.

Section 2.04        Interest.

(a)               Interest on the 2030 Notes shall accrue at the rate of 4.250% per annum, payable semi-annually in arrears on April 3 and October 3 of each year, beginning on April 3, 2027. Interest on the 2034 Notes shall accrue at the rate of 4.800% per annum, payable semi-annually in arrears on April 3 and October 3 of each year, beginning on April 3, 2027. Each such interest payment date for each series of Notes is referred to as an “Interest Payment Date”.

Interest on the 2030 Notes shall be payable to the Holders in whose names the Notes of such series are registered at the close of business on March 15 and September 15, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date.

Interest on the 2034 Notes shall be payable to the Holders in whose names the Notes of such series are registered at the close of business on March 15 and September 15, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date.

(b)               Interest on each series of the Notes will accrue from and including September 25, 2026 to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date, Redemption Date or maturity date, as the case may be. For a full semi-annual interest period, interest on each series of the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months; and for any interest period that is not a full semi-annual interest period, interest will be computed on the basis of the actual number of days in the interest period divided by 365 (Actual/365 (Fixed)), also known as the Actual/Actual Canadian Compound Method. All Canadian dollar amounts resulting from this calculation will be rounded to the nearest cent. If any Interest Payment Date or other payment date for any series of the Notes is not a Business Day, then payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue on that payment for the period from and after that Interest Payment Date or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(c)               All references in the Indenture to the payment of accrued and unpaid interest thereon to, but excluding, a certain date shall be subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

Section 2.05              Other Terms and Conditions.

(a)               The Notes are not subject to a sinking fund.

(b)               The Defeasance and Covenant Defeasance provisions of Article XIV of the Base Indenture (Defeasance and Covenant Defeasance) will apply to each series of the Notes and the covenants set forth in Article Four shall be subject to the provisions of Section 1403 of the Base Indenture.

(c)               The provisions of Article IV of the Base Indenture (Satisfaction and Discharge) will apply to each series of the Notes.

(d)               Each series of the Notes will be guaranteed by each of the Guarantors pursuant to and on the terms set forth in the Base Indenture. Each Guarantor hereby agrees that the Guarantee of such Guarantor set forth in Article XV of the Base Indenture will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of its Guarantee.

(e)               Each series of the Notes will be subject to the Events of Default provided in Section 501 of the Base Indenture.

(f)                The Notes will be subject to the covenants provided in Article X of the Base Indenture (Covenants), as supplemented by Article Four.

Article Three

Redemption

Section 3.01                Optional Redemption of the Notes.

(a)               Subject to Section 5.03, the provisions of Article XI of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to each series of the Notes.

(b)               Each series of Notes will be redeemable at the Issuers’ option, in whole or in part, at any time and from time to time (in C$1,000 increments, provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof) prior to the applicable Par Call Date (as set forth in the table below), at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)               the Canada Yield Price with respect to the Notes of the applicable series to be redeemed; and

(2)               100% of the principal amount of the Notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

The Par Call Date and Applicable Canada Yield Spread for each series of Notes are as follows:

Series	Par Call Date	Applicable Canada Yield Spread

2030 Notes	September 3, 2030 (one month prior to maturity)	19.5 basis points

2034 Notes	August 3, 2034 (two months prior to maturity)	27 basis points

(c)               At any time and from time to time on or after the applicable Par Call Date of each series of Notes, each applicable series of Notes shall be redeemable, in whole or in part, at the Issuers’ election (in C$1,000 increments, provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof), at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date for such Notes.

(d)               On and after any Redemption Date for a series of Notes, interest will cease to accrue on such Notes or any portion thereof called for redemption, unless the Issuers default in the payment of the Redemption Price and accrued interest, if any or the redemption is otherwise cancelled as described in this Section 3.01. On or before the relevant Redemption Date for a series of Notes, the Issuers shall deposit with the Trustee or a Paying Agent or the Depositary funds sufficient to pay the Redemption Price of such Notes to be redeemed on such Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected in accordance with the procedures of the Depositary; provided, however, that in no event shall Notes of a principal amount of C$2,000 or less be redeemed in part.

(e)               Notice of any redemption shall be electronically delivered, mailed or otherwise given in accordance with the procedures of the Depositary at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above in clause (1) or (2) of Section 3.01(b), as applicable, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Base Indenture, the Notes called for redemption shall become due and payable on the relevant Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

(f)                Notice of any redemption of the Notes of any series in connection with a corporate transaction that is pending (including an equity offering or an incurrence of indebtedness), may, at the Issuers’ discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of the transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the Redemption Date. The Issuers will notify Holders of any such rescission as soon as practicable after the Issuers determine that they will not be able to satisfy or otherwise waive such condition precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the Redemption Date.

(g)               The Issuers’ actions and determinations in determining any Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any Paying Agent shall be responsible for determining or calculating the Redemption Price of any Note, or any component thereof, the Canada Yield Price or the Government of Canada Yield, and each shall be entitled to receive, and fully protected in relying upon, an Officer’s Certificate from each of the Issuers that states such Redemption Price.

Section 3.02              Special Mandatory Redemption of the Notes.

(a)               If a Special Mandatory Redemption Event occurs, then the Issuers will redeem all of the Outstanding Notes of each series on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.

(b)               The Issuers will cause a notice of Special Mandatory Redemption Event to be electronically delivered or mailed to the Trustee and the Paying Agent and electronically delivered, mailed or otherwise given in accordance with the procedures of the Depositary to each Holder of record of the Notes to be redeemed no later than the fifth Business Day following the occurrence of a Special Mandatory Redemption Event, which shall provide for the redemption of the Notes subject to mandatory redemption upon the occurrence of a Special Mandatory Redemption Event on the Special Mandatory Redemption Date. At the Issuers’ request, and expense, the Trustee shall deliver a notice of Special Mandatory Redemption to the Holders of the Notes; provided such request is accompanied by the notice of Special Mandatory Redemption to be given.

(c)               Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the Depositary by no later than 10:00 a.m., New York City time, on such Special Mandatory Redemption Date, the Notes will cease to bear interest and all rights under such Notes shall terminate.

(d)           The notice of a Special Mandatory Redemption Event shall state:

(i)                the Special Mandatory Redemption Date;

(ii)               the Special Mandatory Redemption Price;

(iii)              that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price shall become due and payable; and

(iv)              that the Notes shall cease to bear interest on and after the Special Mandatory Redemption Date.

(e)               The Trustee shall have no responsibility for any calculation or determination in respect of the Special Mandatory Redemption Event or the Special Mandatory Redemption Price, or any component thereof, and shall be entitled to receive, and fully protected in relying upon, an Officer’s Certificate from the Issuers that states the occurrence of such Special Mandatory Redemption Event and such Special Mandatory Redemption Price.

Section 3.03        Optional Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 22, 2026, the Issuers or a Guarantor become or, based upon a written opinion of independent counsel selected by the Issuers, will become obligated to pay Additional Amounts as described in Section 4.02 with respect to the Notes of any series, then the Issuers may at their option redeem, in whole, but not in part, the Notes of such series on not less than 10 nor more than 90 days’ prior notice, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date. The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the Issuers are entitled to effect such redemption and setting forth in reasonable detail the facts constituting the basis therefor, together with such written opinion of counsel, and the Trustee shall be entitled to rely conclusively upon such Officer’s Certificate and opinion. The procedures for redemptions set forth in Section 3.01 will apply to any redemption pursuant to this Section 3.03.

Article Four

Additional Covenants

Section 4.01               Purchase of Notes upon a Change of Control Repurchase Event.

(a)               If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless the Issuers shall have exercised their right to redeem the Notes of such series as set forth in Section 3.01 or shall have defeased the Notes of such series as set forth in Article XIV of the Base Indenture, the Issuers shall be required to make an offer (the “Change of Control Offer”) to each Holder of the applicable Notes to repurchase all or any part (in a minimum principal amount of C$2,000 and integral multiples of C$1,000 in excess thereof) of that Holder’s Notes of such series, at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase (“Change of Control Purchase Price”).

Within 30 days following any Change of Control Repurchase Event or at the Issuers’ option, prior to any Change of Control, but in either case, after the public announcement of the Change of Control, the Issuers shall electronically deliver, mail or otherwise give in accordance with the procedures of the Depositary a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase such Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered, mailed or given (the “Change of Control Payment Date”). The notice shall disclose that any Note not tendered for repurchase will continue to accrue interest, specify the procedures for tendering Notes, and shall, if electronically delivered, mailed or otherwise given in accordance with the procedures of the Depositary prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date specified in the notice.

(b)          On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(i)               accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)              deposit with the Depositary an amount equal to the aggregate Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)             deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(c)               The Paying Agent will promptly distribute to each Holder of Notes properly tendered the purchase price for the Notes deposited by the Issuers. The Issuers will execute, and the authenticating agent will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided, that each new Note will be in a minimum principal amount of C$2,000 and integral multiples of C$1,000 in excess thereof.

(d)               Notwithstanding the foregoing, the Issuers will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuers and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e)               The Trustee shall have no responsibility for any calculation or determination in respect of the Change of Control Repurchase Event or Change of Control Purchase Price of any Notes, or any component thereof, and shall be entitled to receive, and fully protected in relying upon, an Officer’s Certificate from the Issuers stating that such Change of Control Repurchase Event has occurred and specifying such repurchase price.

Section 4.02               Payment of Additional Amounts.

(a)               The Issuers or the relevant Guarantor, as applicable, will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes or the Guarantees of such additional amounts (“Additional Amounts”) as are necessary in order that the net payment by the Issuers (or the relevant Guarantor) or a Paying Agent of the principal of, premium, if any, and interest with respect to the Notes or the Guarantees to a beneficial owner that is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(i)                 to any tax, assessment or other governmental charge that would not have been imposed but for the Holder, a fiduciary, settlor, beneficiary, member or shareholder of the Holder, or a person holding a power over an estate or trust administered by a fiduciary Holder, being treated as:

(1)               being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;

(2)               having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment in respect of the Notes or the enforcement of any rights under the Indenture), including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

(3)               being or having been a personal holding company, a passive foreign investment company, a foreign controlled foreign corporation or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

(4)               being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, of an Issuer; or

(5)               being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

(ii)               to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii)              to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)             to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuers or the Paying Agent from the payment;

(v)               to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(vi)             to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any note, where presentation is required, for payment on a date more than 10 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(vii)            to any U.S. federal backup withholding tax under Section 3406 of the Code;

(viii)           to any tax, assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(ix)              any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(x)               any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(xi)              any tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions); or

(xii)             in the case of any combination of items (i) through (xi).

(b)               All references in this First Supplemental Indenture or the Notes to the payment of principal, premium, if any, or interest on the Notes shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

(c)               The Trustee and each Paying Agent shall be entitled to deduct or withhold from any payment on the Notes any amounts required by applicable law, and shall have no obligation to determine, calculate or verify any Additional Amounts, and shall be entitled to receive, and fully protected in relying upon, an Officer’s Certificate from the Issuers setting forth any Additional Amounts payable and the calculation thereof.

Section 4.03               Issuance in Canadian Dollars; Payment on the Notes.

(a)               All payments of principal of, the Redemption Price (if any), and interest and Additional Amounts (if any) on the Notes will be payable in Canadian dollars, subject to Section 4.03(b).

(b)               If the Canadian dollars are not available to the Issuers due to the imposition of exchange controls or other circumstances beyond the Issuers’ control or if a Conversion Event occurs with respect to Canadian dollars, then all payments in respect of the Notes will be made in U.S. dollars until the Canadian dollars are once again available to the Issuers. In such circumstances, the amount payable on any date in Canadian dollars will be converted into U.S. dollars at the Market Exchange Rate.

(c)               Any payment in respect of the Notes made in U.S. dollars in accordance with Section 4.03(b) will not constitute an Event of Default under the Notes or the Indenture.

(d)               All determinations made by the Issuers under this Section 4.03 will be at the Issuers’ sole discretion and, in the absence of manifest error, will be conclusive for all purposes and binding on the Holders of the Notes. Neither the Trustee nor any Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Article Five

Miscellaneous

Section 5.01        Application of First Supplemental Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 5.02        Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, the imposed duties shall control.

Section 5.03        Conflict with Base Indenture. To the extent not expressly amended or modified by this First Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this First Supplemental Indenture shall control.

Section 5.04        Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5.05        Successors. All agreements of the Issuers in the Base Indenture, this First Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in the Base Indenture and this First Supplemental Indenture shall bind its successors.

Section 5.06        Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.07        Trustee Disclaimer. The Trustee makes no representation as to the validity, adequacy or sufficiency of this First Supplemental Indenture and the Notes other than as to the validity of the execution and delivery of the First Supplemental Indenture by the Trustee and the authentication of the Notes by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Issuers and not the Trustee and the Trustee assumes no responsibility for the same and the Trustee does not make any representation with respect to such matters. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

SYSCO CORPORATION

By:	/s/ Meena Dafesh
	Name:	Meena Dafesh
	Title:	Vice President, Global Treasurer

SYSCO HOLDINGS CORPORATION

By:	/s/ Meena Dafesh
	Name:	Meena Dafesh
	Title:	Treasurer

[Signature Page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

GUARANTORS:

SYSCO ALBANY, LLC
SYSCO ASIAN FOODS, INC.
SYSCO BALTIMORE, LLC
SYSCO BARABOO, LLC
SYSCO BOSTON, LLC
SYSCO CENTRAL PENNSYLVANIA, LLC
SYSCO CINCINNATI, LLC
SYSCO COLUMBIA, LLC
SYSCO CONNECTICUT, LLC
SYSCO DETROIT, LLC
SYSCO EASTERN WISCONSIN, LLC
SYSCO GRAND RAPIDS, LLC
SYSCO INDIANAPOLIS, LLC
SYSCO JACKSON, LLC
SYSCO LONG ISLAND, LLC
SYSCO METRO NEW YORK, LLC
SYSCO PHILADELPHIA, LLC
SYSCO PITTSBURGH, LLC
SYSCO ST. LOUIS, LLC
SYSCO SYRACUSE, LLC
SYSCO USA III, LLC
SYSCO VIRGINIA, LLC
SYSCO ATLANTA, LLC
SYSCO CENTRAL ALABAMA, LLC
SYSCO CHARLOTTE, LLC
SYSCO EASTERN MARYLAND, LLC
SYSCO GULF COAST, LLC
SYSCO KNOXVILLE, LLC
SYSCO MEMPHIS, LLC
SYSCO NASHVILLE, LLC
SYSCO RALEIGH, LLC
SYSCO SOUTHEAST FLORIDA, LLC
SYSCO USA II, LLC
SYSCO CENTRAL CALIFORNIA, INC.
SYSCO HAWAII, INC.
SYSCO KANSAS CITY, INC.
SYSCO LINCOLN, INC.
SYSCO LOS ANGELES, INC.
SYSCO MONTANA, INC.
SYSCO PORTLAND, INC.
SYSCO RIVERSIDE, INC.
SYSCO SACRAMENTO, INC.

[Signature Page to First Supplemental Indenture]

SYSCO SAN DIEGO, INC.
SYSCO SAN FRANCISCO, INC.
SYSCO SEATTLE, INC.
SYSCO SPOKANE, INC.
SYSCO USA I, INC.
SYSCO VENTURA, INC.
SYSCO CENTRAL ILLINOIS, INC.
SYSCO CHICAGO, INC.
SYSCO CLEVELAND, INC.
SYSCO IOWA, INC.
SYSCO LOUISVILLE, INC.
SYSCO MINNESOTA, INC.
SYSCO NORTH DAKOTA, INC.
SYSCO NORTHERN NEW ENGLAND, INC.
SYSCO WESTERN MINNESOTA, INC.
SYSCO CENTRAL FLORIDA, INC.
SYSCO HAMPTON ROADS, INC.
SYSCO JACKSONVILLE, INC.
SYSCO SOUTH FLORIDA, INC.
SYSCO WEST COAST FLORIDA, INC.

By:	/s/ Brandon Sewell
	Name:	Brandon Sewell
	Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
	Name:	Michael K. Herberger
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

SCHEDULE I

INITIAL GUARANTORS

Exact Name of Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Sysco Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Delaware
Sysco Atlanta, LLC	Delaware
Sysco Baltimore, LLC	Delaware
Sysco Baraboo, LLC	Delaware
Sysco Boston, LLC	Delaware
Sysco Central Alabama, LLC	Delaware
Sysco Central California, Inc.	California
Sysco Central Florida, Inc.	Delaware
Sysco Central Illinois, Inc.	Delaware
Sysco Central Pennsylvania, LLC	Delaware
Sysco Charlotte, LLC	Delaware
Sysco Chicago, Inc.	Delaware
Sysco Cincinnati, LLC	Delaware
Sysco Cleveland, Inc.	Delaware
Sysco Columbia, LLC	Delaware
Sysco Connecticut, LLC	Delaware
Sysco Detroit, LLC	Delaware
Sysco Eastern Maryland, LLC	Delaware
Sysco Eastern Wisconsin, LLC	Delaware
Sysco Grand Rapids, LLC	Delaware
Sysco Gulf Coast, LLC	Delaware
Sysco Hampton Roads, Inc.	Delaware
Sysco Hawaii, Inc.	Delaware
Sysco Indianapolis, LLC	Delaware
Sysco Iowa, Inc.	Delaware
Sysco Jackson, LLC	Delaware
Sysco Jacksonville, Inc.	Delaware
Sysco Kansas City, Inc.	Missouri
Sysco Knoxville, LLC	Delaware

Exact Name of Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Sysco Lincoln, Inc.	Nebraska
Sysco Long Island, LLC	Delaware
Sysco Los Angeles, Inc.	Delaware
Sysco Louisville, Inc.	Delaware
Sysco Memphis, LLC	Delaware
Sysco Metro New York, LLC	Delaware
Sysco Minnesota, Inc.	Delaware
Sysco Montana, Inc.	Delaware
Sysco Nashville, LLC	Delaware
Sysco North Dakota, Inc.	Delaware
Sysco Northern New England, Inc.	Maine
Sysco Philadelphia, LLC	Delaware
Sysco Pittsburgh, LLC	Delaware
Sysco Portland, Inc.	Delaware
Sysco Raleigh, LLC	Delaware
Sysco Riverside, Inc.	Delaware
Sysco Sacramento, Inc.	Delaware
Sysco San Diego, Inc.	Delaware
Sysco San Francisco, Inc.	California
Sysco Seattle, Inc.	Delaware
Sysco South Florida, Inc.	Delaware
Sysco Southeast Florida, LLC	Delaware
Sysco Spokane, Inc.	Delaware
Sysco St. Louis, LLC	Delaware
Sysco Syracuse, LLC	Delaware
Sysco USA I, Inc.	Delaware
Sysco USA II, LLC	Delaware
Sysco USA III, LLC	Delaware
Sysco Ventura, Inc.	Delaware
Sysco Virginia, LLC	Delaware
Sysco West Coast Florida, Inc.	Delaware
Sysco Western Minnesota, Inc.	Delaware

Appendix A

PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES OF EACH SERIES

Section 1.1              Definitions.

(a)        Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Base Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Additional Note issued pursuant to the Base Indenture that does not include the Global Notes Legend.

(b)        Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(b)
“Global Note”	2.1(a)
“Global Notes Legend”	2.2(d)

Section 1.2             General.

The provisions of this Appendix A shall apply to each series of Notes.

Section 2.1             Form and Dating.

(a)        The Initial Notes issued on the date hereof shall be offered and sold by the Issuers to the underwriters thereof pursuant to the Registration Statement on Form S-3 (333-298926) and shall be issued in the form of one or more permanent global securities in fully registered form, numbered R-1 upward (each, a “Global Note”).

(b)        Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 303 of the Base Indenture and pursuant to an Issuers Order signed by one Officer of each Issuer, authenticate and deliver one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(c)        Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2            Transfer and Exchange.

(a)        Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a written request:

(i)         to register the transfer of such Definitive Notes; or

(ii)        to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)        Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar, together with:

(i)         a certification from the transferor in the form of the Assignment Form provided on the reverse side of the Form of Note attached as an exhibit to the First Supplemental Indenture for exchange or registration of transfers; and

(ii)        written instructions directing the Trustee to make, or to direct the Security Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Security Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officer’s Certificate, a new applicable Global Note in the appropriate principal amount.

(c)        Transfer and Exchange of Global Notes.

(i)         The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture and the Applicable Procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)        If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)       Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)        Legends.

Each Global Note shall bear the following legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CDS & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

EXCEPT IN THE PROVINCE OF MANITOBA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE NOTES MUST NOT TRADE THE NOTES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) SEPTEMBER 25, 2026, AND (II) THE DATE THE ISSUERS BECOME REPORTING ISSUERS IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LAWS OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATOR, THE HOLDER OF THESE NOTES MUST NOT TRADE THE NOTES BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE PURCHASER ACQUIRED THE NOTES.

(e)        Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Security Registrar with respect to such Global Note to reflect such reduction.

(f)         Obligations with Respect to Transfers and Exchanges of Notes.

(i)         To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee or the Authentication Agent shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)        No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 304, 305, 306, 1106 and 1305 of the Base Indenture).

(iii)       Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv)       All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(g)        No Obligation of the Trustee.

(i)        The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)       Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.3             Definitive Notes.

(a)        A Global Note deposited with the Depositary or the Security Registrar pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary’s book-entry system ceases to exist; (ii) the Issuers determine that the Depositary is unwilling or unable to discharge properly its responsibilities as a Depositary for such Global Note and, in such case, and the Issuers are unable to locate a qualified successor, (iii) the Issuers, at their option, elect to issue Definitive Notes with respect to all or a portion of the Notes, (iv) it is required by law; or (v) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary. In addition, any Affiliate of the Issuers or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuers and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Issuers or Trustee.

(b)        Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee or the Authentication Agent shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of C$2,000 and integral multiples of C$1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c)        The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)        In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Exhibit A

FORM OF 2030 NOTE

[GLOBAL NOTES ONLY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CDS & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.]

[ALL NOTES

EXCEPT IN THE PROVINCE OF MANITOBA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE NOTES MUST NOT TRADE THE NOTES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [               ], AND (II) THE DATE THE ISSUERS BECOME REPORTING ISSUERS IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LAWS OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATOR, THE HOLDER OF THESE NOTES MUST NOT TRADE THE NOTES BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER [                 ].]

SYSCO HOLDINGS CORPORATION and SYSCO CORPORATION
4.250% Senior Notes due 2030

No.[ ]	CUSIP No.: 871983AA0
ISIN No.: CA871983AA05
C$750,000,000

SYSCO HOLDINGS CORPORATION, a Delaware corporation, and SYSCO CORPORATION, a Delaware corporation (together, the “Issuers”), for value received promise to pay to [                    ] or registered assigns the principal sum of C$750,000,000 on October 3, 2030 (the “Stated Maturity”).

Interest Payment Dates: April 3 and October 3 (each, an “Interest Payment Date”), commencing on April 3, 2027, and upon the Stated Maturity.

Interest Record Dates: March 15 and September 15 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Principal and interest on the Notes (as defined below), including payments made upon any redemption or repurchase of the Notes, shall be payable in Canadian Dollars, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Notes following the occurrence of certain events beyond the Issuers’ control as described in the Indenture (as defined below).

2

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

SYSCO HOLDINGS CORPORATION

By:
Name:
Title:

SYSCO CORPORATION

By:
Name:
Title:

[Signature Page to Note]

This is one of the Notes designated herein and referred to in the within-mentioned Indenture.

Dated: September 25, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Computershare Advantage Trust of Canada, as Authentication Agent

By:
Authorized Signatory

[Signature Page to Note]

(REVERSE OF NOTE)

SYSCO HOLDINGS CORPORATION and SYSCO CORPORATION

4.250% Senior Notes due 2030

1.             Interest.

Sysco Holdings Corporation and Sysco Corporation (together, the “Issuers”) promise to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from September 25, 2026. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, beginning on April 3, 2027, and on the Stated Maturity. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. For a full semi-annual interest period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months; and for any interest period that is not a full semi-annual interest period, interest will be computed on the basis of the actual number of days in the interest period divided by 365 (Actual/365 (Fixed)), also known as the Actual/Actual Canadian Compound Method. All Canadian dollar amounts resulting from this calculation will be rounded to the nearest cent.

The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.             Paying Agent.

Initially, Computershare Advantage Trust of Canada will act as Paying Agent. The Issuers may change any Paying Agent without notice to the Holders.

3.             Indenture; Defined Terms.

This Note is one of the 4.250% Senior Notes due 2030 (the “Notes”) issued under the Indenture, dated as of September 25, 2026 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated as of September 25, 2026, the “Indenture”), among the Issuers, the guarantors party thereto and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee. This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

 3

4.             Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of C$2,000 and integral multiples of C$1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuers may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuers need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the sending of a notice of redemption, nor need the Issuers register the transfer or exchange of any Note selected for redemption in whole or in part.

5.             Amendment; Modification; Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

6.             Optional Redemption; Special Mandatory Redemption; Redemption for Tax Reasons; Offer to Repurchase Upon Change of Control Repurchase Event.

The Notes are subject to optional redemption, redemption for tax reasons and special mandatory redemption, and may be the subject of a Change of Control Offer, in each case as further described in the Indenture. There is no sinking fund applicable to the Notes.

7.             Defaults and Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes.

 4

8.             Authentication.

This Note shall not be valid until the Trustee and the Authentication Agent sign the certificate of authentication on this Note by manual or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature.

9.             Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10.     CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11.     Guarantee.

As expressly set forth in the Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Indenture.

12.     Governing Law.

The laws of the State of New York shall govern the Indenture and this Note.

 5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                        agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for her.

Date: ________________ Your Signature: _____________________

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

 6

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

 7

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL

To: Sysco Holdings Corporation and Sysco Corporation

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Sysco Holdings Corporation and Sysco Corporation (together, the “Issuers”) as to the occurrence of a Change of Control Repurchase Event with respect to the Issuers and hereby directs the Issuers to pay, or cause the Trustee to pay,                                                           an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (which is C$2,000 principal amount or an integral multiple of C$1,000 in excess thereof) below designated, to be repurchased plus accrued and unpaid interest to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Notes will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least C$2,000 or an integral multiple of C$1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:
Authorized Signatory

 8

Exhibit B

FORM OF 2034 NOTE

[GLOBAL NOTES ONLY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CDS & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.]

[ALL NOTES

EXCEPT IN THE PROVINCE OF MANITOBA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE NOTES MUST NOT TRADE THE NOTES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [                           ], AND (II) THE DATE THE ISSUERS BECOME REPORTING ISSUERS IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LAWS OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATOR, THE HOLDER OF THESE NOTES MUST NOT TRADE THE NOTES BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER [                            ].]

SYSCO HOLDINGS CORPORATION and SYSCO CORPORATION
4.800% Senior Notes due 2034

No. [ ]	CUSIP No.: 871983AB8
ISIN No.: CA871983AB87
C$750,000,000

SYSCO HOLDINGS CORPORATION, a Delaware corporation, and SYSCO CORPORATION, a Delaware corporation (together, the “Issuers”), for value received promise to pay to [             ] or registered assigns the principal sum of C$750,000,000 on October 3, 2034 (the “Stated Maturity”).

Interest Payment Dates: April 3 and October 3 (each, an “Interest Payment Date”), commencing on April 3, 2027, and upon the Stated Maturity.

Interest Record Dates: March 15 and September 15 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Principal and interest on the Notes (as defined below), including payments made upon any redemption or repurchase of the Notes, shall be payable in Canadian Dollars, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Notes following the occurrence of certain events beyond the Issuers’ control as described in the Indenture (as defined below).

2

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

SYSCO HOLDINGS CORPORATION

By:
Name:
Title:

SYSCO CORPORATION

By:
Name:
Title:

[Signature Page to Note]

This is one of the Notes designated herein and referred to in the within-mentioned Indenture.

Dated: September 25, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Computershare Advantage Trust of Canada, as Authentication Agent

By:
Authorized Signatory

[Signature Page to Note]

(REVERSE OF NOTE)

SYSCO HOLDINGS CORPORATION and SYSCO CORPORATION

4.800% Senior Notes due 2034

1.             Interest.

Sysco Holdings Corporation and Sysco Corporation (together, the “Issuers”) promise to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from September 25, 2026. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, beginning on April 3, 2027, and on the Stated Maturity. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. For a full semi-annual interest period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months; and for any interest period that is not a full semi-annual interest period, interest will be computed on the basis of the actual number of days in the interest period divided by 365 (Actual/365 (Fixed)), also known as the Actual/Actual Canadian Compound Method. All Canadian dollar amounts resulting from this calculation will be rounded to the nearest cent.

The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.             Paying Agent.

Initially, Computershare Advantage Trust of Canada will act as Paying Agent. The Issuers may change any Paying Agent without notice to the Holders.

3.             Indenture; Defined Terms.

This Note is one of the 4.800% Senior Notes due 2034 (the “Notes”) issued under the Indenture, dated as of September 25, 2026 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated as of September 25, 2026, the “Indenture”), among the Issuers, the guarantors party thereto and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee. This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.             Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of C$2,000 and integral multiples of C$1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuers may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuers need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the sending of a notice of redemption, nor need the Issuers register the transfer or exchange of any Note selected for redemption in whole or in part.

5.             Amendment; Modification; Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

6.             Optional Redemption; Special Mandatory Redemption; Redemption for Tax Reasons; Offer to Repurchase Upon Change of Control Repurchase Event.

The Notes are subject to optional redemption, special mandatory redemption, redemption for tax reasons and may be the subject of a Change of Control Offer, in each case as further described in the Indenture. There is no sinking fund applicable to the Notes.

7.             Defaults and Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes.

8.             Authentication.

This Note shall not be valid until the Trustee and the Authentication Agent sign the certificate of authentication on this Note by manual or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature.

9.             Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10.     CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11.      Guarantee.

As expressly set forth in the Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Indenture.

12.     Governing Law.

The laws of the State of New York shall govern the Indenture and this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for her.

Date: ________________ Your Signature: _____________________

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL

To: Sysco Holdings Corporation and Sysco Corporation

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Sysco Holdings Corporation and Sysco Corporation (together, the “Issuers”) as to the occurrence of a Change of Control Repurchase Event with respect to the Issuers and hereby directs the Issuers to pay, or cause the Trustee to pay,                                                                   an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (which is C$2,000 principal amount or an integral multiple of C$1,000 in excess thereof) below designated, to be repurchased plus accrued and unpaid interest to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Notes will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least C$2,000 or an integral multiple of C$1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:
Authorized Signatory